UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2007

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 24, 2007, in anticipation of our acquisition of certain real property and improvements known as The Sevens Building, located at 7777 Bonhomme Avenue, St. Louis, Missouri, we entered into an unsecured loan with NNN Realty Advisors, Inc., the parent company of Triple Net Properties, LLC, our manager, as evidenced by an Unsecured Promissory Note in the principal amount of $4,725,000. The Unsecured Promissory Note has a maturity date of January 22, 2008, bears interest at a fixed rate of 6.72% per annum and requires monthly interest-only payments beginning on November 1, 2007. The Unsecured Promissory Note also provides for a default interest rate of 8.72% per annum. Since NNN Realty Advisors, Inc. is the parent company of our manager, this unsecured loan is deemed a related party loan. The terms of the Unsecured Promissory Note were deemed fair, competitive and commercially reasonable and approved by our chief executive officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Unsecured Promissory Note by NNN 2003 Value Fund, LLC in favor of NNN Realty Advisors, Inc., dated October 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

October 30, 2007	By:	/s/ Richard T. Hutton, Jr.

Name: Richard T. Hutton, Jr.
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Unsecured Promissory Note by NNN 2003 Value Fund, LLC in favor of NNN Realty Advisors, Inc., dated October 24, 2007